SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

                                                   N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2010, Entech Solar, Inc. (the “Company”) and The Quercus Trust entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which The Quercus Trust purchased 5,123,287 shares of the Company’s common stock, par value $0.001 per share, at a price of $0.10 per share, for an aggregate purchase price of $512,328.70.  The Quercus Trust acquired these shares of common stock and paid the purchase price through the cancellation of a promissory note due and payable by the Company to The Quercus Trust.  At the time of cancellation and exchange, the amount of principal and accrued interest due and payable by the Company under the promissory note was $512,328.70, which amount is equal to the purchase price paid for the common stock.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made to a single person, who is an accredited investor, and transfer is restricted by the Company in accordance with the requirements of the Securities Act.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

The Quercus Trust is a family trust of which David Gelbaum is a trustee.  Mr. Gelbaum is the Chief Executive Officer of the Company and Chairman of its Board of Directors.  After the issuance of the shares referred to above, The Quercus Trust will beneficially own approximately 54% of the voting power of the Company’s outstanding securities.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated September 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Charles Michel
Chief Financial Officer

Dated: October 5, 2010

Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated September 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust.